AMENDMENT NO. 1 TO SERVICES AGREEMENT
                     ---------------------------------------

    WHEREAS, Security Benefit Life Insurance Company (the "Company") and Security Investors, LLC, formerly, Security Management Company, LLC (the "Administrator"), are parties to a Services Agreement dated January 1, 2006 (the "Agreement");

    WHEREAS, the parties wish to amend the Agreement effective as of May 1, 2009 by deleting Exhibit A in its entirety and replacing it with the new Exhibit A attached hereto;

    NOW, THEREFORE, in consideration of the mutual promises set forth herein the parties hereto agree as follows:

    1    It is hereby agreed that Exhibit A to the Agreement is deleted in its entirety and replaced with the new Exhibit A attached hereto effective as of May 1, 2009;

    2    Except as expressly amended hereby, all of the terms and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect

    IN WITNESS WHEREOF, the undersigned have executed this Amendment No 1 to the Services Agreement.

SECURITY BENEFIT LIFE                               SECURITY INVESTORS, LLC
INSURANCE COMPANY

By: /s/ Kevin Watt                                 By: /s/ Chris Phalen
   --------------------------                         -------------------------
Name: Kevin Watt                                   Name: Chris Phalen
Title:Vice President                               Title: Vice President

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                                    EXHIBIT A

1 A. RETAIL SHARE CLASSES: For providing the Services with respect to SBL Fund (all series), Class A, B and C shares of Security Large Cap Value Fund, Security Equity Fund (all series), Security Mid Cap Growth Fund, Security Income Fund (all series) and Security Cash Fund, Administrator shall pay Company an annual rate of 0.25% (25 basis points) of the average daily value of the shares held in any of the Variable Contracts heretofore or hereafter issued by Company

    B. INSTITUTIONAL FUNDS AND INSTITUTIONAL SHARE CLASSES: For providing the Services with respect to the Security Large Cap Value Institutional Fund, Security Global Institutional Fund, Security Mid Cap Value Institutional Fund, and Institutional Class Shares of the Security All Cap Value Fund, Security Alpha Opportunity Fund, Security Small Cap Value Fund and Security High Yield Fund Administrator shall pay Company an annual rate of 0.10% (10 basis points) of the average daily value of the shares held in any of the Variable Contracts heretofore or hereafter issued by Company

2 Payments shall be made monthly in arrears. For purposes of computing payment, the average daily value of shares held in the Variable Contracts over a monthly period shall be computed by totaling such Variable Contract's aggregate investment (share net asset value multiplied by total number of shares held by such Variable Contracts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company shall be calculated at the end of each calendar month and will be paid to the Company within 30 days thereafter A statement showing the calculation of the monthly amounts payable hereunder shall be prepared

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                             SERVICES AGREEMENT
                            --------------------

    The terms and conditions of this Services Agreement between Security Benefit Life Insurance Company (the "Company") and Security Management Company, LLC (the "Administrator") are effective as of January 1, 2006.

    WHEREAS, the Administrator serves as transfer agent, administrator and accountant for certain registered investment companies (individually a "Fund" and collectively, the "Funds"); and

    WHEREAS, the Company, on behalf of certain of its separate accounts (the "Separate Accounts"), purchases shares of certain portfolios of the Funds (each a "Series") to serve as investment vehicles under certain variable annuity and/or life insurance contracts ("Variable Contracts") issued by the Company; and

    WHEREAS, the Administrator recognizes that substantial savings in administrative expenses will be derived by virtue of having a sole shareholder rather than multiple shareholders in connection with each Variable Contract's investments in a Series, and that in the course of servicing owners of such Variable Contracts, the Company and/or its agents will provide information about the Funds and their respective Series from time to time, answer questions concerning the Funds and their respective Series, including questions respecting Variable Contract owners' interests in one or more Series, and provide services respecting investments in the Series; and

    WHEREAS, the Administrator wishes to compensate the Company for the efforts of the Company and/or its agents in providing written and oral information and services regarding the Funds to Variable Contract owners; and

    WHEREAS, the following represents the collective intention and understanding of the service fee agreement between the Administrator and the Company.

    NOW THEREFORE, in consideration of their mutual promises, the Company and the Administrator agree as follows:

    1. Services. The Company and/or its agents agree to provide services ("Services") to existing owners of Variable Contracts including, but not limited to: teleservicing support in connection with the Series; facilitation of the tabulation of Variable Contract owners' votes in the event of a shareholder vote; maintenance of Variable Contract records reflecting shares purchased and redeemed and share balances, and the conveyance of that information to the Administrator or its agents as may be reasonably requested; provision of support services, including providing information about the Funds and their Series and answering questions concerning the Funds and their Series, including questions respecting Variable Contract owners' interests in one or more Series; provision and administration of Variable Contract features for the benefit of Variable Contract owners in connection with the Series, which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time, consistent with applicable law and regulation

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    2.  Compensation. In consideration of the Services, the Administrator agrees to pay to the Company a service fee as set forth in Exhibit A Payment of fees as compensation for any activity or service provided pursuant to this Services Agreement shall not duplicate payments for the same activity or service under any other agreement or plan applicable to a Series

    3. Term. This Services Agreement may be terminated by either party hereto upon three (3) months' written notice to the other This Services Agreement shall terminate automatically upon the redemption of all shares held in the Variable Contracts. Notwithstanding the termination of this Services Agreement, the Administrator will continue to pay the service fees in accordance with Section 2 so long as net assets of a Variable Contract remain in a Series, provided such continued payment is permitted in accordance with applicable law and regulation

    4. Amendment. This Services Agreement may be amended only upon mutual agreement of the parties hereto in writing.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below

Security Benefit Life Insurance Company:     By its authorized officer

                                             By: /s/
                                                ------------------------------
                                             Title: Sr. Vice President, Chief
                                                Financial Officer and Treasurer
                                                --------------------------------
                                             Date: July 17, 2006

Security Management Company, LLC             By its authorized officer

                                             By: /s/
                                                -------------------------
                                             Title: President
                                                   ----------------------
                                             Date: July 17, 2006

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                                    EXHIBIT A

1. For providing the Services with respect to SBL Fund (all series), Security Large Cap Value Fund, Security Equity Fund (all series), Security Mid Cap Growth Fund, Security Income Fund (all series) and Security Cash Fund, Administrator shall pay Company an annual rate of 0.25% (25 basis points) of the average daily value of the shares held in any of the Variable Contracts heretofore or hereafter issued by Company

2. Payments shall be made monthly in arrears. For purposes of computing payment, the average daily value of shares held in the Variable Contracts over a monthly period shall be computed by totaling such Variable Contract's aggregate investment (share net asset value multiplied by total number of shares held by such Variable Contracts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company shall be calculated at the end of each calendar month and will be paid to the Company within 30 days thereafter. A statement showing the calculation of the monthly amounts payable hereunder shall be prepared,

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